UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Variable Series Trust II

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

                    , 2017

As a shareholder of the Variable Portfolio – Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of three subadvisers and the hiring of two new subadvisers. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of certain subadvisers of the Fund and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on February 13-15, 2017, the Board approved, among other things, (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Barrow, Hanley, Mewhinney & Strauss, LLC; (ii) the termination of the subadvisory agreement between the Investment Manager and River Road Asset Management, LLC; (iii) the termination of the subadvisory agreement between the Investment Manager and Snow Capital Management, L.P.; (iv) a subadvisory agreement between the Investment Manager and Jacobs Levy Equity Management, Inc. (“Jacobs Levy”); (v) a subadvisory agreement between the Investment Manager and Nuveen Asset Management, LLC (“NAM”); (vi) modifications to the Fund’s principal investment strategies and principal risks to reflect Jacobs Levy’s and NAM’s investment processes; and (vii) the proposed Codes of Ethics and compliance programs for Jacobs Levy and NAM.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser changes is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least             , 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

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The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISERS

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about             , 2017. This Information Statement is being made available to shareholders of Variable Portfolio –Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed on June 19-21, 2017.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadvisers may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the fund’s and the Investment Manager’s policies.

Prior to May 1, 2017, Barrow, Hanley, Mewhinney & Strauss, LLC, (“BHMS”), River Road Asset Management, LLC (“River Road”) and Snow Capital Management, L.P. (“Snow Capital”) (collectively, the “Former Subadvisers”), as well as Denver Investment Advisors LLC (“Denver Investments”) and Segall Bryant & Hamill LLC (“SBH”) each served as a subadviser managing a portion of the Fund’s assets, or sleeve of the Fund. Denver Investments and SBH continue to serve as subadvisers to the Fund.

JACOBS LEVY EQUITY MANAGEMENT, INC. AND NUVEEN ASSET MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENTS

At a meeting of the Board on February 13-15, 2017 (the “February Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, to (i) terminate the subadvisory agreement between Investment Manager and BHMS; (ii) terminate the subadvisory agreement between the Investment Manager and River Road; (iii) terminate the subadvisory agreement between the Investment Manager and Snow Capital; (iv) approve the subadvisory agreement between the Investment Manager and Jacobs Levy Equity Management, Inc. (“Jacobs Levy”); (v) approve the subadvisory agreement between the Investment Manager and Nuveen Asset Management, LLC (“NAM”) (together with the subadvisory agreement with Jacobs Levy, the “New Subadvisory Agreements”); (vi) modify the Fund’s principal investment strategies and principal risks to reflect Jacobs Levy’s and NAM’s investment processes; and (vii) the proposed Codes of Ethics and compliance programs for Jacobs Levy and NAM. The New Subadvisory Agreements were effective as of May 1, 2017. There were no changes proposed or made to the subadvisory agreements between the Investment Manager and Denver Investments and SBH, respectively.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Jacobs Levy and NAM

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio-Partners Small Cap Value Fund Net Assets (billions)	Annual rate at each asset level*
First $0.5	0.870%
Next $0.5	0.820%
Next $2.0	0.770%
Next $9.0	0.760%
Over $12.0	0.750%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Jacobs Levy and NAM a fee out of its own assets, calculated at the following rates:

Jacobs Levy

•	0.45% on the first $200 million, declining to 0.40% as assets increase

NAM

•	0.45% on all assets

The Investment Manager paid each of the Former Subadvisers a fee out of its own assets under agreements with the Former Subadvisers at the following rates:

BHMS

•	1.00% on the first $10 million, reducing to 0.30% as assets increase

River Road

•	0.50% on all assets

Snow Capital

•	0.50% on the first $100 million, reducing to 0.40% as assets increase

Fees paid by the Fund to the Investment Manager for the period from January 1, 2017 to May 1, 2017*	Fees paid by the Investment Manager to each of the Former Subadvisers for the period from January 1, 2017 to May 1, 2017**	Estimated fees that
would have been
paid by the
Investment
Manager to Jacobs
Levy and NAM had
the Subadvisory
Agreements with
Jacobs Levy and
NAM been in effect
for the period from
January 1, 2017 to
May 1, 2017 and
based on the assets
in the Fund during
this time period**	Estimated
difference between
the fees paid to the
Former Subadvisers
and the fees that
would have been
paid to Jacobs Levy
and NAM for the
period from
January 1, 2017 to
May 1, 2017 and
based on the assets
in the Fund during
												this time period**
Variable Portfolio -Partners Small Cap Value Fund (fiscal year ended 12/31/16)	$2,391,264.21		BHMS		River Road		Snow Capital		Jacobs Levy		NAM		Jacobs Levy		NAM
		$		$		$		$		$		$		$

*	The Investment Manager uses a portion of these fees to pay the subadvisers.
**	These amounts are based upon month-end averages.

INFORMATION ABOUT JACOBS LEVY EQUITY MANAGEMENT, INC.

Jacobs Levy was founded in 1986 by Bruce Jacobs and Kenneth Levy. Jacobs Levy has approximately 50 employees. Jacobs Levy has over 20 years of subadvisory experience with US registered funds. As of April 30, 2017, Jacobs Levy had approximately $7.5 billion in assets under management. Jacobs Levy has its principal offices at 100 Campus Drive, 2nd Floor West, Florham Park, NJ 07932-0650.

The following table provides information on the principal executive officers and directors of Jacobs Levy:

Name	Title/Responsibilities	Address
Bruce Ira Jacobs	President and Director	100 Campus Drive, P.O. Box 650, Florham Park, NJ 07932-0650

Kenneth Neil Levy	Vice President and Director	100 Campus Drive, P.O. Box 650, Florham Park, NJ 07932-0650

Leo Aloysius Dalton	Chief Financial Officer	100 Campus Drive, P.O. Box 650, Florham Park, NJ 07932-0650

Jason Matthew Hoberman	General Counsel and Chief Compliance Officer	100 Campus Drive, P.O. Box 650, Florham Park, NJ 07932-0650

Other Funds with Similar Investment Objectives Managed by Jacobs Levy

Fund Name	Assets as of April 30, 2017		Subadvisory Fee
NVIT Multi-Manager Small Company Fund	$152,740,231	*	0.45% on the first $200 million, declining to 0.40% as assets increase**

*	Reflects the portion of the fund managed by Jacobs Levy
**	Based on the portion of the fund managed by Jacobs Levy

INFORMATION ABOUT NUVEEN ASSET MANAGEMENT, LLC

NAM is a wholly-owned subsidiary of Nuveen Fund Advisors, LLC, which is a subsidiary of Nuveen, LLC, the investment management arm of Teachers Insurance and Annuity Association of America. NAM has over 25 years of subadvisory experience with US registered funds. As of March 31, 2017, NAM had approximately $162 billion in assets under management. NAM has its principal offices at 333 West Wacker Drive, Chicago, IL 60606.

The following table provides information on the principal executive officers and directors of NAM:

Name	Title/Responsibilities	Address
William T. Huffman	President	333 West Wacker Drive, Chicago, IL 60606

Charles R. Manzoni	Chief Operating Officer and General Counsel	333 West Wacker Drive, Chicago, IL 60606

Diane S. Meggs	Chief Compliance Officer	333 West Wacker Drive, Chicago, IL 60606

Austin Penn Wachter	Controller and Treasurer	333 West Wacker Drive, Chicago, IL 60606

Other Funds with Similar Investment Objectives Managed by NAM

Fund Name	Assets as of April 30, 2017	Advisory Fee
Nuveen Small Cap Value Fund	$1,423,762,000	As sub-adviser, NAM earns 55.5556% of the overall management fee received by the adviser (net of any fee waivers or expense reimbursements by the adviser). The maximum overall management fee, before taking into account any breakpoints, is 0.85%.

Nuveen Small Cap Value Fund pays a management fee that consists of two components: a Fund-level fee, based only on the amount of assets within the Fund, and a complex-level fee, based on the aggregate amount of all “eligible” fund assets managed by the adviser.

The annual Fund-level fee, which is based upon the average daily net assets of the Fund, is as follows:

For the first $125 million:	0.6500%
For the next $125 million:	0.6375%
For the next $250 million:	0.6250%
For the next $500 million:	0.6125%
For the next $1 billion:	0.6000%
For net assets over $2 billion:	0.5750%

The maximum complex level fee rate is 0.2000% of the Fund’s average daily net assets, which is based upon complex-level eligible assets of $55 billion, with the complex-level fee rate decreasing incrementally for eligible assets above that level. As of December 31, 2016, the Fund’s complex-level fee rate was 0.1665%.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENTS

At the February Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposals to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadvisers; (ii) approve the proposed subadvisory agreement between the Investment Manager and Jacobs Levy; (iii) approve the proposed subadvisory agreement between the Investment Manager and NAM (together with the subadvisory agreement with Jacobs Levy, the “New Subadvisory Agreements”); (iv) modify the Fund’s principal investment strategies and principal risks to reflect Jacobs Levy’s and NAM’s investment processes; and (v) approve the proposed Code of Ethics and compliance programs for Jacobs Levy and NAM. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June 2016 Meeting (the “June Meeting”) and, in that connection, Independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve new subadvisory agreements, in this case, Jacobs Levy and NAM. The Board held discussions with the Investment Manager, Jacobs Levy and NAM and reviewed and considered various written materials and oral presentations in connection with the evaluation of Jacobs Levy and NAM’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed subadvisory agreements, the Investment Review Committee, with respect to the investment strategy/style, performance and the Compliance Committee, with respect to the code of ethics and compliance programs of Jacobs Levy and NAM. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved each of the New Subadvisory Agreements with Jacobs Levy and NAM.

Nature, Extent and Quality of Services to be provided by Jacobs Levy and NAM

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Jacobs Levy and NAM as subadvisers for the Fund, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of the personnel of Jacobs Levy and NAM.

The Board observed that Jacobs Levy’s and NAM’s compliance programs had been reviewed by the Fund’s Chief Compliance Officer and were determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Jacobs Levy and NAM as well as their respective abilities to carry out their responsibilities under the proposed Subadvisory Agreements. The Board noted, in particular, that Jacobs Levy’s and NAM’s investment processes were reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager regarding Jacobs Levy’s and NAM’s personnel, risk controls, philosophy, and investment processes. The Board also noted the presentations by Jacobs Levy and NAM to the Investment Review Committee.

The Board also discussed the acceptability of the terms of each of the proposed Subadvisory Agreements. Independent legal counsel noted that the proposed Subadvisory Agreements were generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled information about Jacobs Levy and NAM’s experience managing and/or subadvising registered mutual funds. In this regard, the Board also considered the proposed termination of the Former Subadvisers as subadvisers to the Fund and the Investment Manager’s rationale for the terminations. In that regard, the Board recalled the reports regarding the search process undertaken by the Investment Manager to identify prospective successor subadvisers meeting the Investment Manager’s criteria and with the goals of the insurance company client (as articulated by the Investment Manager).

Investment Performance of Jacobs Levy and NAM

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered Jacobs Levy’s investment performance, noting that it delivered relatively strong performance results (versus the Former Subadvisers, the Fund’s benchmark and peers) over the one-, three- and five-year periods for the strategy proposed to be utilized to subadvise the Fund. The Board also considered NAM’s investment performance, noting that it delivered relatively strong performance results (versus the Former Subadvisers, the Fund’s benchmark and peers) over the one-, three-, and five-year periods for the strategy proposed to be utilized to subadvise the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that the Jacobs Levy and NAM were in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreements, noting that the proposed subadvisory fees payable to Jacobs Levy and NAM would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Jacobs Levy and NAM to other clients with similar funds and found the proposed subsdvisers’ fees to be within a reasonable range of the fees charged to such other clients. The Board also observed that the proposed subadvisory fees for Jacobs Levy and NAM are generally in line with the range of subadvisory fees paid by the Investment Manager to subadvisers of other funds with similar strategies. As part of its review, the Board also considered the management fees charged by other funds using Jacobs Levy and NAM for comparable strategies to those proposed to be employed for the Fund. The Board observed that the Fund’s management fees approximate or are lower than the management fees of the other funds. The Board also considered the expected change in total profitability of the Investment Manager and its affiliates in connection with the hiring of Jacobs Levy and NAM and concluded that overall the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board observed that fees to be paid under each of the proposed subadvisory agreements would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s investment management service agreement with the Investment Manager continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed subadvisory agreement with Jacobs Levy provides for lower fees as assets increase at pre-established breakpoints, but not the proposed subadvisory agreement with NAM. The Board observed that, with respect to the Fund, the Investment Manager would be paying out less to Jacobs Levy and NAM than it had paid to the Former Subadvisers they are replacing and considered whether there were increased opportunities for economies of scale to be shared with shareholders as a result. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund, which services are not proposed to change as a result of the replacement of the Former Subadvisers. The Board concluded that the Fund’s investment management service agreement continues to provide adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and each of the New Subadvisory Agreements were fair and reasonable in light of the extent and quality of services proposed to be provided.

On February 15, 2017, the Board, including all of the Independent Trustees, approved each of the New Subadvisory Agreements. In reaching this conclusion, no single factor was determinative.

FUND ASSETS

For a mutual fund managed by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time.

Prior to May 1, 2017, the Fund’s assets were managed as follows:

BHMS	Denver Investments	River Road	SBH	Snow Capital
23%	21%	19%	21%	16%

As of May 1, 2017, the long-term allocation target of the Fund’s assets was as follows:

Denver Investments	Jacobs Levy	NAM	SBH
25%	25%	25%	25%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2017, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 94.57% of the outstanding shares of the Fund.

As of April 30, 2017, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

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